Exhibit 10.19.1

From:	Encore Capital Group, Inc. (the “Parent”)
To:	Truist Bank as Agent under the Facility Agreement (as defined below) (the “Agent”) The Lenders (as defined in the Facility Agreement) as at the date of this Letter (the “Lenders”)
Date:	9 November 2022

AMENDMENT LETTER
Dear Sir/Madam,
1.INTRODUCTION
1.1We refer to the facility agreement dated 20 September 2012 between the Parent, the original borrowers named therein, the original guarantors named therein, Cabot Credit Management Limited, J.P. Morgan Europe Limited, the arranger named therein and the lenders named therein (as amended by an amendment letter dated 25 April 2013, as amended and restated by an Amendment and Restatement Agreement dated 28 June 2013, as amended by an Amendment Agreement dated 25 July 2014, as amended and restated by an Amendment and Restatement Agreement dated 5 February 2015, as amended and restated by an Amendment and Restatement Agreement dated 11 November 2015, as amended by an amendment letter dated 6 June 2016, as amended by an Amendment Agreement dated 6 October 2016, as amended and restated by an Amendment and Restatement Agreement dated 31 March 2017, as amended and restated by an Amendment and Restatement Agreement dated 12 December 2017, as amended and restated by an Amendment and Restatement Agreement dated 5 November 2018, as amended and restated by an Amendment and Restatement Agreement dated 15 November 2019, as amended and restated by an Amendment and Restatement Deed dated 1 September 2020, as amended and restated by an Amendment and Restatement Agreement dated 5 August 2021 and as amended and restated by an Amendment and Restatement Agreement dated 29 March 2022 (the “Facility Agreement”).

1.2Capitalized terms used in this letter but not otherwise defined herein shall have the meaning given to them in the Facility Agreement unless expressly given a different meaning herein.
1.3The provisions of clauses 1.2 (Construction), 1.4 (Third Party Rights) and 42 (Remedies and waivers) of the Facility Agreement apply to this letter as though they were set out in full in this letter except that references to “this Agreement” are to be construed as references to this letter.
2.AMENDMENTS AND CONSENTS IN RESPECT OF THE FACILITY AGREEMENT
2.1In accordance with clauses 43.2 (Required consents) and 43.3 (Exceptions) of the Facility Agreement, we request the consent of the Majority Lenders to the amendments set out in this paragraph 2.

2.2The Parent hereby requests the confirmation of the Agent and the Majority Lenders that, with effect from the date that the Agent countersigns this letter and provided that the Parent confirms the effectiveness to the Agent in writing within 15 Business Days of receipt of such countersignature (the “Countersignature and Approval Date”):
(a)the following new paragraph shall be included in Clause 1.2 (Construction) of the Facility Agreement:
“(q)     An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.”
(b)paragraph (e) of Clause 28.9 (Holding Companies) of the Facility Agreement shall be removed and replaced with the following:
“(e)    the entry into and performance of its obligations (and incurrence of liabilities) under or otherwise permitted or not prohibited by the Transaction Documents and Pari Passu Debt Documents (as defined in the Intercreditor Agreement) to which it is a party;”
(c)the following new paragraphs shall be included in Clause 28.9 (Holding Companies) of the Facility Agreement:
“(k)    the entry into and performance of its obligations (and incurrence of liabilities) under any indebtedness (including, without limitation, convertible or exchangeable indebtedness) by any Holdco from time to time to the extent otherwise permitted or not prohibited to be incurred by the terms of this Agreement; and
(l)    the purchase of, entry into and performance of its obligations (and incurrence of liabilities) under any call option, warrant transaction or other derivative transaction by a Holdco relating to the Capital Stock of such Holdco (or other securities or property following a merger event or other change of the Capital Stock of such Holdco), including the unwinding, settlement or termination thereof, under or otherwise permitted or not prohibited by the Transaction Documents to which it is a party.”
3.CONSENT
3.1The Lenders are requested to provide their consent to the amendments set out in paragraph 2 (Amendments and consents in respect of the Facility Agreement) as soon as possible and in any event by no later than 5.00pm (GMT) on 9 November 2022 (or such later date notified to the Agent by the Obligors’ Agent).
3.2By countersigning this letter, the Agent confirms that the Majority Lenders have approved the amendments as set out in paragraph 2 (Amendments and consents in respect of the Facility Agreement) and that, accordingly, the Agent is authorised to execute this letter on behalf of the Finance Parties.
4.OBLIGOR CONFIRMATIONS
4.1For the avoidance of doubt, and subject to the Legal Reservations and Perfection Requirements, on the Countersignature and Approval Date the Parent for itself and in its capacity as Obligors’ Agent on behalf of each other Obligor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Facility Agreement or any Finance Document shall (a) remain in full force and effect notwithstanding the amendments referred to in paragraph 2 (Amendments and consent in respect of the Facility Agreement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this letter.
4.2For the avoidance of doubt and subject to the Legal Reservations and Perfection Requirements, on the Countersignature and Approval Date, the Parent for itself and on behalf of each other Obligor confirms for the benefit of the Secured Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:
(a)remain in full force and effect notwithstanding the amendments referred to in paragraph 2 (Amendments and consent in respect of the Facility Agreement); and
(b)continue to secure all debts and obligations which are expressed to be Secured Obligations (as defined in the Intercreditor Agreement) and in each case including, but not limited to, its obligations under the Facility Agreement as amended by this letter.
5.MISCELLANEOUS
5.1The Parent and the Agent (by countersigning this letter) designated this letter as a Finance Document.
5.2With effect from (and including) the Countersignature and Approval Date, all references in the Facility Agreement to “this Agreement” shall include the Facility Agreement as amended by this letter.
5.3The Repeating Representations are deemed to be made by the Parent for itself and in its capacity as Obligors’ Agent on behalf of each of the other Obligors (by reference to the facts and circumstances then existing) on the Countersignature and Approval Date, and references to "this Agreement" or to the "Transaction Documents" in the Repeating Representations shall be construed as references to the Facility Agreement as amended by this letter.
5.4Save as amended by this letter, the provisions of the Facility Agreement and other Finance Documents shall continue in full force and effect and the Facility Agreement and this letter shall be read and construed as one instrument.
5.5Any amendments given pursuant to paragraph 2 (Amendments and consents in respect of the Facility Agreement) of this letter is without prejudice to any rights or remedies the Finance Parties may have now or in the future with respect to any other matters, and is limited to the provisions and specific circumstances to which it refers. Nothing in this letter shall be, or be deemed to be, a waiver, consent, amendment or agreement in respect of any of the provisions or conditions of the Facility Agreement, except as those amendments specified in paragraph 2 (Amendments and consents in respect of the Facility Agreement) of this letter.
5.6This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.
5.7This letter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and the provisions of clause 50 (Enforcement) of the Facility Agreement shall be deemed to be incorporated in this letter in full, mutatis mutandis, save that references to “this Agreement” shall be construed as references to this letter.

Please sign, date and return the enclosed copy of this letter to signify your acceptance and acknowledgement of its terms and conditions.
Yours faithfully,

/s/ Jonathan Clark
Encore Capital Group, Inc.
Name: Jonathan Clark
Title: EVP and CFO

We hereby confirm the agreement of the Majority Lenders to the terms of this letter and the amendments requested in this letter.
TRUIST BANK

/s/ Madison Waterfield
Name: Madison Waterfield
Title Vice President
9 November 2022